UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

DIRTT ENVIRONMENTAL SOLUTIONS LTD

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39061	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.
Calgary, Alberta		T2C 1N6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (403) 723-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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Item 8.01 Other Events.

On January 9, 2024, DIRTT Environmental Solutions Ltd. (the “Company”) issued a press release announcing the final results of its previously announced C$30.0 million rights offering (the “Rights Offering”). In connection with the Rights Offering, subscription rights were exercised for aggregate gross proceeds of C$30.0 million, resulting in the issuance of an aggregate of 85,714,285 common shares of the Company (“Common Shares”) at a subscription price of C$0.35 per whole Common Share. As the Rights Offering was fully subscribed, no Common Shares were issued pursuant to the previously disclosed Standby Purchase Agreement, dated November 20, 2023, by and among the Company, 22NW Fund, LP, 726 BC LLC, 726 BF LLC and WWT Opportunity #1 LLC. After the closing of the Rights Offering, the Company has 191,091,952 Common Shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release dated January 9, 2024

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date:	January 9, 2024	By:	/s/ Fareeha Khan
Fareeha Khan Chief Financial Officer

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